UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2023

FIRST SEACOAST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41597	92-0334805
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2023, the Board of Directors of First Seacoast Bancorp, Inc. (the “Company”) amended Article II, Section 12(b) of the Company’s Bylaws, relating to the age qualification of directors of the Company, to read as follows (amendatory language is double underlined and deleted language is stricken), and restated the Bylaws to incorporate such amendment:

“(b)    No person seventy (70) years of age or older shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors of the Corporation, but a person that attains seventy (70) years of age while serving as a director may continue to serve until the expiration of his or her term.  ~~No director shall serve as such beyond December 31st of the year in which he or she becomes seventy (70) years of age.~~”
A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

In addition, on February 23, 2023, the Board of Directors of First Seacoast Bank (the “Bank”) adopted a similar amendment to the Bank’s Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.2 104	Amended and Restated Bylaws of First Seacoast Bancorp, Inc. Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SEACOAST BANCORP, INC.

Dated: February 23, 2023	By:	/s/ James R. Brannen
James R. Brannen
President and Chief Executive Officer